Exhibit 10(f)

DENBURY INC.
2020 OMNIBUS STOCK AND INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Denbury Inc. 2020 Omnibus Stock and Incentive Plan, as amended from time to time (the “Plan”), Denbury Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement.

Type of Award:	Restricted Stock Units

Participant:

Date of Grant:

Total Number of Restricted Stock Units:

Vesting Schedule:
Subject to Sections 2(b), 2(c), 2(d) and 5 of the Agreement, the Plan and the other terms and conditions set forth in this Grant Notice, the RSUs shall vest according to the following schedule, so long as you remain continuously employed by the Company or an Affiliate from the Date of Grant through each such vesting date:

	Vesting Date	Number of RSUs That Vest
December 4, 2021
December 4, 2022
December 4, 2023

Settlement of Vested RSUs:	Any vested RSUs shall be settled in accordance with Section 4 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

DENBURY INC.

By:
Name:
Title:

PARTICIPANT

Name:

SIGNATURE PAGE TO
RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Denbury Inc., a Delaware corporation (the “Company”), and (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any shares of Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.Vesting of RSUs.

(a)Except as otherwise set forth in Sections 2(b), 2(c), 2(d) and 5, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. Upon the Participant’s Separation prior to the final vesting date set forth in the Grant Notice (but after giving effect to any accelerated vesting pursuant to Sections 2(b) and 2(c)), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company. Upon the Participant’s Separation, the Participant will retain all vested RSUs, which will be settled as set forth in Section 4.

(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 11, upon the Participant’s Separation (i) by the Company or an Affiliate without Cause, (ii) due to the Participant’s Disability, or (iii) by the Participant for Good Reason (if the Participant’s employment agreement or offer letter with the Company or an Affiliate defines “Good Reason” (or a similar term denoting constructive termination); provided, however, that if the Participant does not have an employment agreement or offer letter with the Company or an Affiliate that defines “Good Reason” or such a similar term, the term “Good Reason” as used herein shall not apply to this Award), the RSUs, if any, that are unvested as of the date of such Separation shall immediately become vested as to the Pro-Rated Amount (as defined below). As
Exhibit A-1

used herein, the “Pro-Rated Amount” means (A) the product of (x) the total number of RSUs granted hereunder and (y) a fraction, the numerator of which is equal to the number of completed days that have elapsed from the Date of Grant through the date of such Separation and the denominator of which is the total number of days between the Date of Grant and the final vesting date set forth in the Grant Notice, minus (B) the number of RSUs that have vested prior to the date of such Separation.

(c)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 11, upon (i) the Participant’s Separation due to the Participant’s death or (ii) the consummation of a Change of Control, the RSUs, if any, that remain unvested as of the date of such Separation or Change of Control, as applicable, shall immediately become fully vested.

(d)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, upon the Participant’s Separation for Cause prior to the final vesting date set forth in the Grant Notice, all of the RSUs granted hereunder (whether vested or unvested, and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have vested but not yet been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on the Settlement Date (as defined below) in accordance with Section 4 (the “Dividend Equivalents”). For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

4.Settlement of RSUs. Subject to Section 23, on the earlier of (a) the first to occur of (i) the third anniversary of the Date of Grant and (ii) the consummation of a Change of Control; and (b) the date of the Participant’s Separation due to the Participant’s death (the earlier of the dates in the preceding clauses (a) and (b), the “Settlement Date”) but in no event later than 30 days after the Settlement Date (or, in the case of the Participant’s Separation due to the Participant’s death, 90 days after the Settlement Date), the Company shall deliver to the Participant (or, if applicable, the Participant’s estate) a number of shares of Stock equal to the number of RSUs subject to this Award that have become vested. For the avoidance of doubt, in no event shall the Participant have a right to receive any shares of Stock in respect of RSUs that remain unvested as of the Settlement Date. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken
Exhibit A-2

pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5.Restrictive Covenants.

(a)The Participant acknowledges and agrees that this Award aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant agrees to abide by the terms set forth in Exhibit B, which Exhibit B is deemed to be part of this Agreement as if fully set forth herein. The Participant acknowledges and agrees that the restrictive covenants contained in Exhibit B are reasonable and enforceable in all respects. By accepting this Award, the Participant agrees to be bound, and promises to abide, by the terms set forth in Exhibit B and expressly acknowledges and affirms that this Award would not be granted to the Participant if the Participant had not agreed to be bound by such provisions.

(b)Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines in good faith that, after having provided notice to the Participant and having given the Participant an opportunity to be heard, the Participant has failed to abide by any provision set forth in Exhibit B or the provisions of any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any Affiliate and the Participant, then in addition to and without limiting the remedies set forth in Exhibit B, the Committee may, at its discretion, cause all RSUs that have not been settled as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof) to terminate and be forfeited at no cost to the Company.

6.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, shares of Stock (including previously owned shares of Stock (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective
Exhibit A-3

managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7.Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be employed by the Company or an Affiliate as long as the Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.

8.Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of shares of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in
Exhibit A-4

respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

11.Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.

12.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Board or the Committee acting on behalf of the Company and does not create any contractual or other right to receive a grant of restricted stock units or other Awards or any payment or benefits in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Denbury Inc.
Attention: Corporate Secretary
5851 Legacy Circle, Suite 1200
Plano, TX 75024

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that
Exhibit A-5

is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

16.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially and adversely reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18.Clawback. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company written clawback or
Exhibit A-6

recoupment policy or other written agreement or arrangement with the Participant, and (ii) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any applicable rules and regulations promulgated thereunder form time to time by the U.S. Securities and Exchange Commission.

19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.

20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

21.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

22.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

23.Nonqualified Deferred Compensation Rules. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be compliant with the applicable requirements of Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. If the Participant is
Exhibit A-7

deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

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Exhibit A-8

EXHIBIT B

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND NON-
DISPARAGEMENT COVENANTS

1.Confidentiality. In the course of the Participant’s employment with the Company or its direct and indirect subsidiaries (collectively, the Company and its direct and indirect subsidiaries are referred to as the “Company Group”) or any Affiliate and the performance of the Participant’s duties on behalf of any member of the Company Group hereunder, the Participant will be provided with, and will have access to, Confidential Information (as defined below).

(a)Both during the course of the Participant’s employment with any member of the Company Group or any Affiliate and thereafter, except as expressly permitted by this Agreement or by directive of the Board, the Participant shall not disclose any Confidential Information to any person or entity and shall not use any Confidential Information except for the benefit of the Company Group. The Participant acknowledges and agrees that the Participant would inevitably use and disclose Confidential Information in violation of this Section 1 if the Participant were to violate any of the covenants set forth in Section 2. The Participant shall follow all Company Group policies and protocols regarding the security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored). Except to the extent required for the performance of the Participant’s duties on behalf of the Company Group, the Participant shall not remove from facilities of any member of the Company Group any information, property, equipment, drawings, notes, reports, manuals, invention records, computer software, customer information, or other data or materials that relate in any way to the Confidential Information, whether paper or electronic and whether produced by the Participant or obtained by any member of the Company Group. The covenants of this Section 1 shall apply to all Confidential Information, whether now known or later to become known to the Participant during the period that the Participant is employed by or affiliated with the Company or any other member of the Company Group.

(b)Notwithstanding any provision of Section 1 to the contrary, the Participant may make the following disclosures and uses of Confidential Information:

(i)disclosures to other employees, officers or directors of a member of the Company Group who have a need to know the information in connection with the businesses of the Company Group;

(ii)disclosures to customers, suppliers, co-venturers and co-owners of properties or businesses in which the Company has an interest when, in the reasonable and good faith belief of the Participant, such disclosure is in connection with the Participant’s performance of the Participant’s duties for any member of the Company Group and is in the best interests of the Company Group;

(iii)disclosures and uses that are approved in writing by the Board; or

(iv)disclosures to a person or entity that has (x) been retained by a member of the Company Group to provide services to one or more members of the Company Group and (y) agreed in writing to abide by the terms of a confidentiality agreement.

Exhibit B-1

(c)As used herein, “Confidential Information” means all confidential, competitively valuable, non-public or proprietary information that is conceived, made, developed or acquired by or disclosed to the Participant (whether conveyed orally or in writing), individually or in conjunction with others, during the period that the Participant is employed by or otherwise affiliated with the Company or any other member of the Company Group (whether during business hours or otherwise and whether on the Company’s or any other member of the Company Group’s premises or otherwise) including: (i) technical information of any member of the Company Group, its affiliates, its investors, customers, vendors, suppliers or other third parties, including computer programs, software, databases, data, ideas, know-how, formulae, compositions, processes, discoveries, machines, inventions (whether patentable or not), designs, developmental or experimental work, techniques, improvements, work in process, research or test results, original works of authorship, training programs and procedures, diagrams, charts, business and product development plans, and similar items; (ii) information relating to any member of the Company Group’s businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or acquisition targets or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) or pursuant to which any member of the Company Group owes a confidentiality obligation; and (iii) other valuable, confidential information and trade secrets of any member of the Company Group, its affiliates, its customers or other third parties. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type including or embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression are and shall be the sole and exclusive property of the Company or another member of the Company Group and be subject to the same restrictions on disclosure applicable to all Confidential Information pursuant to this Exhibit B. For purposes of this Exhibit B, Confidential Information shall not include any information that (A) is or becomes generally available to the public other than as a result of a disclosure or wrongful act of the Participant or any of the Participant’s agents; (B) was available to the Participant on a non-confidential basis before its disclosure by a member of the Company Group; (C) becomes available to the Participant on a non-confidential basis from a source other than a member of the Company Group; provided, however, that such source is not bound by a confidentiality agreement with, or other obligation with respect to confidentiality to, a member of the Company Group; or (D) is required to be disclosed by applicable law.

(d)Notwithstanding the foregoing, nothing in this Exhibit B or in any other agreement between the Participant and the Company, another member of the Company Group or any Affiliate shall prohibit or restrict the Participant from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (including the U.S. Securities and Exchange Commission) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to the Participant from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such
Exhibit B-2

governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Exhibit B requires the Participant to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company or any Affiliate that the Participant has engaged in any such conduct.

2.Non-Competition; Non-Solicitation; Non-Disparagement.

(a)The Participant acknowledges that this Award provides the Participant with a further incentive to build the Company’s goodwill and further aligns the Participant’s interests with the Company Group’s long-term business interests. As an express inducement for the Company to grant this Award, and in order to protect the Confidential Information, and the Company Group’s goodwill and other legitimate business interests, the Participant voluntarily agrees to the covenants set forth in this Section 2.

(b)The Participant agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, do not interfere with public interests, will not cause the Participant undue hardship, and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and protect the Company Group’s legitimate business interests.

(c)During the Prohibited Period, the Participant shall not, without the prior written approval of the Board, directly or indirectly, for the Participant or on behalf of or in conjunction with any other person or entity of any nature:

(i)engage or participate in (or prepare to engage or participate in) the Business within the Market Area, which prohibition shall prevent the Participant from directly or indirectly: (A) owning, managing, operating, or being an officer or director of, any business that competes with any member of the Company Group in the Market Area, or (B) joining, becoming an employee of, or otherwise being affiliated or consulting with, any person or entity engaged in, or planning to engage in, the Business within the Market Area in competition, or anticipated competition, with any member of the Company Group in any capacity (with respect to this clause (B)) in which the Participant’s duties or responsibilities are the same as or similar to the duties or responsibilities that the Participant had on behalf of any member of the Company Group; provided, that the purchase of a public security of a corporation engaged in such business or service shall not in itself be deemed a violation of this Section 2 so long as the Participant does not own, directly or indirectly, more than five percent of the securities of such corporation;
Exhibit B-3

(ii)solicit, canvass, approach, encourage, entice or induce any customer or supplier of any member of the Company Group to cease or lessen such customer’s or supplier’s business with any member of the Company Group; or

(iii)solicit, canvass, approach, encourage, entice or induce any employee or contractor of any member of the Company Group to terminate his, her or its employment or engagement with any member of the Company Group.

(d)The following terms shall have the following meanings:

(i)“Business” shall mean acquiring, exploiting and developing (A) CO2, in natural, anthropogenic or any other form, CO2 pipelines, or the injection of CO2 into previously producing oil fields for the purpose of tertiary recovery of remaining oil and (B) conventional oil fields with remaining oil potentially recoverable through CO2 enhanced oil recovery operations, in each case, within the Market Area.

(ii)“Market Area” shall mean any area within a 10-mile radius of any location within the Gulf Coast and Rocky Mountain regions where any member of the Company Group conducts the Business or at the date of the Participant’s Separation has plans to conduct the Business of which the Participant is aware and in which the Participant works, conducts business or has duties or responsibilities.

(iii)“Prohibited Period” shall mean the period during which the Participant is employed by the Company or an Affiliate and continuing for a period of 12 months following the date that the Participant is no longer employed by the Company or any Affiliate.

(e)Subject to Section 1(d) above, the Participant agrees that during the period from and after the Date of Grant, the Participant will not, directly or indirectly, make, publish, or communicate any disparaging or defamatory comments regarding any member of the Company Group or their current or former directors, officers, members, managers, partners, executives or direct or indirect owners (including equityholders).

(f)Notwithstanding the foregoing, none of the restrictions set forth in this Section 2 shall be interpreted or applied in a manner to prevent or restrict the Participant from practicing law, as it is the intent of this Section 2 to create certain limitations on the Participant’s business activities only, and not to create limitations that would restrict the Participant from practicing law. For the avoidance of doubt, and without limiting the foregoing, nothing in this Section 2 shall prohibit the Participant from engaging in the private practice of law as a sole practitioner or member of a law firm, irrespective of whether members of a law firm with whom the Participant is affiliated or the Participant, in such capacity, represents businesses that are engaged in Business. The Participant acknowledges and agrees that, both before and after the date that the Participant is no longer employed by any member of the Company Group, the Participant shall be bound by all ethical and professional obligations (including those with respect to conflicts and confidentiality) that arise from the Participant’s provision of legal services to, and acting as legal counsel for, the Company and (as applicable) the other members of the Company Group.

3.Return of Company Materials. Upon the termination of the Participant’s employment by any member of the Company Group or an Affiliate, and at any other time upon
Exhibit B-4

request of the Company, the Participant shall promptly surrender and deliver to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other member of the Company Group property (including any Company Group-issued computer, mobile device or other equipment) in the Participant’s possession, custody or control and Participant shall not retain any such documents or other materials or property of the Company Group. Within five days of any such request, the Participant shall certify to the Company in writing that all such documents, materials and property have been returned to the Company.

4.Specific Performance. Because of the difficulty of measuring economic losses to the Company Group as a result of a breach or threatened breach of the covenants set forth in Section 1 and Section 2, and because of the immediate and irreparable damage that would be caused to the members of the Company Group for which they would have no other adequate remedy, the Company and each other member of the Company Group shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or any other member of the Company Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each other member of the Company Group under the Agreement (including Section 5 of the Agreement) and at law and equity.

5.Severability. The covenants in this Exhibit B, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Exhibit B shall thereby be reformed.

6.Third-Party Beneficiaries. Each member of the Company Group that is not a signatory hereto shall be a third-party beneficiary of the Participant’s representations, covenants and obligations set forth in this Exhibit B and shall be entitled to enforce such representations, covenants and obligations as if a party hereto.

7.Survival. The Participant’s obligations under this Exhibit B shall survive the date that the Participant is no longer employed by the Company or an Affiliate, regardless of the reason that such relationship ends.

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Exhibit B-5